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                              FORM 8-A

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

           For Registration of Certain Classes of Securities
               Pursuant to Section 12(b) or (g) of the
                   Securities Exchange Act of 1934

                  BELLSOUTH TELECOMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)

Georgia                                            58-0436120
(State of Incorporation)                      (I.R.S. Employer
                                              Identification Number)

675 West Peachtree Street, N.E., Atlanta, Georgia           30375
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]


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Securities to be registered pursuant to Section 12(b) of the Act:


                                  Name of each exchange
Title of each class               on which each class is
to be so registered               to be registered
-------------------               ----------------------

$500,000,000 Principal Amount     New York Stock Exchange, Inc.
of 6% Reset Put Securities,
due June 15, 2012




Securities to be registered pursuant to Section 12(g) of the Act:

                            None

Item 1.  Description of Registrant's Securities to be Registered:

$500,000,000 principal amount of 6% Reset Put Securities, due June 15, 2012 to be issued under an indenture dated June 1, 1998 and a supplemental indenture dated June 22, 1998 between the Company and SunTrust Bank, Atlanta, Trustee (the "Notes"). Reference is made to the form of such indenture, standard indenture provisions incorporated by reference therein, and the form of supplemental indenture, which are filed with the SEC as Exhibits 4, 4-a, and 4-b, respectively, to Registration Statement No. 33-63661, and the prospectus supplement dated June 17, 1998 and underlying prospectus dated June 1, 1998 under Registration Statement No. 333-00649, which is filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, all of which are incorporated herein and made a part hereof.


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Item 2. Exhibits

The following is a list of exhibits provided herewith. A conformed copy of the executed indenture with standard indenture provisions incorporated by reference therein, a conformed copy of the executed supplemental indenture, and a prospectus supplement and the underlying prospectus have been provided to the New York Stock Exchange, Inc. as supporting documentation to the subsequent listing application relating to the Notes.

2 Form of Indenture to be used by the Company to Issue Debt in Series (Exhibit 4 to Registration Statement No. 33-63661).

2-a Form of Supplemental Indenture to be used by the Company to Issue Debt in Series (Exhibit 4-b to Registration Statement No. 33-63661).

2-b BellSouth Telecommunications, Inc. Standard Indenture Provisions (1995-A Edition) (Exhibit 4-a to Registration Statement No. 33-63661).

2-c  Prospectus Supplement dated June 17, 1998 to Prospectus dated June
     1, 1998, relating to the Notes (filed under Registration Statement No. 333-00649).

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                                     SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        BellSouth Telecommunications, Inc.



                                        By: /s/ F. Wayne French
                                           -----------------------------------
                                           F. Wayne French
                                           Assistant Treasurer

June 18, 1998